Exhibit 10.1

Alba Bioscience Limited

(Registers in Scotland, Number SC310584)

Registered Office: Douglas Building, Pentlands Science Park, Bush Loan

Penicuik, Midlothian EH26 0PL

July 17, 2014

Common Services Agency

The Gyle

1 South Gyle Crescent

Edinburgh EH12 9EB

Attention: Ian Crichton, Chief Executive Officer

Dear Sirs

Legal Dispute – Asset Purchase Agreement dated July 26, 2007 between The Common Services Agency (acting through the Scottish National Blood Transfusion Services) and Alba Bioscience Limited (the “Asset Purchase Agreement”)

I refer to your letter of July 17, 2014 relating to the extension of the lease over the building occupied by Alba and located at 21 Ellen’s Glen Road, Edinburgh EH17 7QT (the “Letter”).

The Letter refers to a payment of £224,000 by Alba Bioscience as the Settlement Payment. This letter confirms that payment of the Settlement Payment under the terms of the Letter shall represent full and final settlement of the above dispute and that neither party shall have any further claim against the other in connection with the Asset Purchase Agreement.

Please confirm your agreement to the above by signing and returning a copy of this letter as set out below.

Yours faithfully

/s/ Paul Cowan

Paul Cowan

Chairman & Chief Executive Officer

Alba Bioscience Limited

I agree to the terms of this letter:

/s/ Irene Barkby

Executive Director on behalf of

Ian Crichton, Chief Executive Officer

The Common Services Agency

Headquarters Executive Office Gyle Square 1 South Gyle Crescent EDINBURGH EH12 9EB Telephone 0131 275 6000 Fax 0131 275 7530 www.nhsnss.org

Alba Bioscience Limited Douglas Building Pentlands Science Park Bush Loan Penicuik Midlothian EH26 0P	17th July 2014

Dear Sirs

On behalf of the Scottish Ministers (“the Landlord”), the Landlord, in terms of the Lease between the Scottish Ministers and Dalglen (No. 1062) Limited, (now known as Alba Bioscience Limited, conform to Certificate of Incorporation on Change of Name dated 31 August 2007) dated 26 and 31 July 2007, and registered in the Books of Council and Session on 8 October 2007, as amended by (i) Minute of Variation of Lease and Guarantee among the Scottish Ministers, Alba Bioscience Limited and Quotient Biodiagnostics Group Limited dated 21 September and 3 October both 2011 and registered in the Books of Council and Session on 3 November, 2011; and (ii) Minute of Variation of Lease among the Scottish Ministers, Alba Bioscience Limited, Quotient Biodiagnostics Group Limited and Quotient Biodiagnostics Holdings Limited, dated 21 January and 28 August, both 2013, and registered in the Books of Council and Session on 9 October 2013 (“the Lease”), of ALL and WHOLE the·building at 21 Ellen’s Glen Road, Edinburgh, being the subjects more particularly described· in the Lease (“the Premises”), I HEREBY set forth for acceptance the terms of an agreement reached between the Landlord and you, Alba Bioscience Limited, incorporated under the Companies Acts (Registered Number SC310584) and having their Registered Office formerly at Dalmore House, 310 St Vincent Street, Glasgow, thereafter at Ellen’s Glen Road, Edinburgh and now at Douglas Building, Pentlands Science Park, Bush Loan, Penicuik, Midlothian, EH26 0PL, being the tenants under the Lease (“the Tenant”), and for the purposes of these Missives, the following terms shall have the following meanings:-

“Settlement Payment” shall mean TWO HUNDRED AND TWENTY FOUR THOUSAND POUNDS (£224,000) Sterling;

“Missives” shall mean the contract constituted by this offer and any acceptance following on it;

The Landlord and the Tenant hereby agree as follows:-

1.	The Tenant agrees and undertakes to pay the Settlement Payment to the Landlord in the manner set out in these Missives.
2.

The Tenant shall pay 50% of the Settlement Payment in the sum of ONE HUNDRED AND TWELVE THOUSAND POUNDS (£112,000) Sterling to the Landlord on conclusion of these Missives and in return the Landlord shall accept the continuation of the Lease by tacit relocation for one year until 30 August 2015.

3.

The Tenant shall pay the remaining 50% of the Settlement Payment in the sum of ONE HUNDRED AND TWELVE THOUSAND POUNDS (£112,000) Sterling to the Landlord not later than 30 June 2015 and on receipt of said sum the Landlord shall accept the continuation of the Lease by tacit relocation for a further one year until 30 August 2016.

4.

The Tenant shall procure that all proceedings in relation to Clauses 4.2.3 and 5.1 of the Agreement of the Sale and Purchase of the Business and Assets of Alba Bioscience Limited served on the Landlord but not yet called will not be pursued/insisted upon on a no expenses due to or by basis and the Tenant will provide documentary evidence of this to the Landlord, including the principal hard copy summons as signetted by the Court of Session.

This offer is open for acceptance by 5pm on 17 July 2014.

Chair Professor Elizabeth Ireland Chif Executive Ian Crichton

Yours faithfully

/s/ Ian Crichton

Signed by Ian Crichton, Chief Executive of the Common Services Agency, at Edinburgh in the presence of:-

/s/ Caron Aird        Witness

Caron Aird        Name

The Gyle, 1 South Gyle Crescent,

Edinburgh EH12 9EB

Date: 17/7/14

Signature: /s/ John Allan

The foregoing Offer is accepted by Alba Bioscience Limited and signed for and on their behalf by John Allan, in the presence of:-

/s/ Brian Williamson      Witness

Brian Williamson      Name

Douglas Building, Pentlands Science Park,

Bush Loan, Penicuik, Midlothian EH26 0PL